Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Triple asterisks denote omissions.

SECOND AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT

This SECOND AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT, dated as of March 23, 2026 (this “Amendment”), is entered into by and among FTC Solar, Inc., a Delaware corporation (the “Borrower”), and Acquiom Agency Services LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for itself and, pursuant to the limited power of attorney set forth in the Lender Direction Letter (as defined below), as attorney-in-fact for each Directing Lender (as defined below) party hereto.

WHEREAS the Borrower, the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent are parties to a Credit Agreement, dated as of July 2, 2025 (as amended by that certain First Amendment to Credit Agreement, dated November 11, 2025, and as otherwise amended, restated, supplemented or modified and in effect immediately prior to the Second Amendment Effective Date (as defined below), the “Existing Credit Agreement” and, the Existing Credit Agreement as modified by this Amendment, the “Credit Agreement”);

WHEREAS the Borrower and the Subsidiaries breached Section 6.10(e) of the Existing Credit Agreement as a result of the failure to satisfy minimum Purchase Order Amounts for the fiscal quarter ended December 31, 2025 (the “Initial Event of Default”) and the Loan Parties failed to provide notices of the Initial Event of Default to the Administrative Agent and the Lenders under Section 5.05(a) of the Existing Credit Agreement (the “Notice Event of Default” and, together with the Initial Event of Default, collectively, the “Specified Events of Default”);

WHEREAS certain Lenders (collectively, the “Directing Lenders”) and the Administrative Agent are party to that certain letter agreement, dated as of the date hereof (the “Lender Direction Letter”), pursuant to which, among other things, each Directing Lender grants the Administrative Agent a limited power of attorney to execute this Amendment on behalf of the Directing Lenders;

WHEREAS the Borrower has requested that the Lenders party hereto (constituting the Required Lenders) waive the Specified Events of Default and, subject to the conditions set forth herein, the Lenders have agreed to do so; and

WHEREAS the Borrower and the Lenders party hereto (constituting the Required Lenders) wish to amend the Existing Credit Agreement in certain respects as set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Limited Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 7 of this Amendment, but effective as of the date hereof, the Lenders party hereto hereby waive (a) the Specified Events of Default and (b) all rights that the Lenders may have under the Credit Agreement and other Loan Documents solely with respect to the Specified Events of Default, in each case that occurred on or prior to the date hereof. The foregoing waiver is a one-time waiver solely with respect to the Specified Events of Default, is not a waiver of any other Default or Event of Default under any Loan Document and shall not apply to any future Default or Event of Default under any Loan Document whether or not similar to the foregoing.

Section 3. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 7 of this Amendment, but effective as of the date hereof:

(a) The following definitions are hereby added to Section 1.01 of the Existing Credit Agreement in appropriate alphabetical positions, in each case, to read as follows:

“ECF Repayment Amount” shall have the meaning assigned to such term in Section 2.11(a)(i).

“ECF Repayment Date” shall have the meaning assigned to such term in Section 2.11(a)(i).

“First ECF Repayment” shall have the meaning assigned to such term in Section 2.11(a)(i).

“Minimum Unrestricted Cash Amount” shall mean (a) in the case of the last day of the fiscal quarter ending June 30, 2026, the greater of (i) $15,000,000 and (ii)(x) $20,000,000 minus (y) the total ECF Repayment Amounts of principal actually paid in cash by the Borrower to the Lenders pursuant to Section 2.11(a)(i) prior to such date and (b) in the case of the last day of the fiscal quarter ending September 30, 2026 and each fiscal quarter thereafter, the greater of (i) $10,000,000 and (ii)(x) $20,000,000 minus (y) the total ECF Repayment Amounts of principal actually paid in cash by the Borrower to the Lenders pursuant to Section 2.11(a)(i) prior to such date.

(b) Section 2.11(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read:

“(a) (i) Notwithstanding anything to the contrary contained herein, the Borrower agrees to pay to the Administrative Agent for the benefit of the Lenders, on a pro rata basis, on each date set forth below (each, a “ECF Repayment Date”), the principal amount of the Term Loans in the amounts set forth below opposite such ECF Repayment Dates (each a “ECF Repayment Amount” and, the first such payment, the “First ECF Repayment”), together in each case with accrued and unpaid interest (other than PIK Interest Loans) on the outstanding principal amount of the Term Loans to be paid on each such ECF Repayment Date:

ECF Repayment Date	ECF Repayment Amount
March 23, 2026	$2,500,000
May 22, 2026	$2,500,000
September 30, 2026	$5,000,000

Payments of the ECF Repayment Amounts in accordance with this Section 2.11(a)(i) shall be without premium or penalty at the time of payment, but shall be subject to (and shall be included in the calculation of) the Exit Fee upon the occurrence of an Exit Fee Event (including if such Exit Fee Event occurs upon any such ECF Repayment Date).

(ii) To the extent not previously paid, all Term Loans (including all PIK Interest Loans) shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to the date of payment.

(c) Section 6.10(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Minimum Unrestricted Cash. Permit the aggregate balance of the Unrestricted Cash of the Loan Parties, as of the last day of the fiscal quarter ending June 30, 2026 and each fiscal quarter thereafter, to be less than the Minimum Unrestricted Cash Amount applicable as of the last day of such fiscal quarter.”

(d) Section 6.10(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Minimum LQ Revenue. Permit the LQ Revenue of the Borrower and its Subsidiaries, on a consolidated basis, for each fiscal quarter ending on each date set forth below, commencing with the fiscal quarter ending June 30, 2026, to be less than the amount set forth opposite such fiscal quarter below:

Fiscal Quarter Ending:	Minimum LQ Revenue Amount
June 30, 2026:	$25,000,000
September 30, 2026:	$50,000,000
December 31, 2026, and the last day of each fiscal quarter thereafter:	$75,000,000

(e) Section 6.10(d) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Minimum Consolidated EBITDA. Permit the Consolidated EBITDA of the Borrower and the Subsidiaries for any period of twelve consecutive months ending on (i) December 31, 2026, to be less than $10,000,000 and (ii) December 31, 2027 and the last day of each fiscal year thereafter, to be less than $25,000,000.”

(f) Section 6.10(e) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Minimum Purchase Order Amounts. Permit the Purchase Order Amounts for each fiscal quarter ending on or after March 31, 2027, tested as of the last day of each such fiscal quarter, solely under new Purchase Orders that were entered into during such fiscal quarter, to be less than $[***].”

Section 4. [Reserved].

Section 5. Reaffirmation. To induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) agrees that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Security Documents and the other Loan Documents, and (c) agrees that this Amendment and any documents executed in connection herewith shall not impair or otherwise adversely affect any of the guarantees or Liens provided or granted pursuant to the Loan Documents. Each Security Document, each other Loan Document and all guarantees, pledges, grants, security interests and other agreements thereunder shall continue to be in full force and effect and each Loan Party reaffirms each Security Document, each other Loan Document and all guarantees, pledges, grants, security interests and other agreements thereunder.

Section 6. Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and the Lenders, as to itself and each of its subsidiaries, that:

(a) Each Loan Party has the requisite power and authority and has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and the performance of the Credit Agreement. This Amendment has been duly executed and delivered by such Loan Party and each of this Amendment and the Credit Agreement constitutes the legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms.

(b) The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of this Amendment and the performance by the Borrower of the Credit Agreement do not (i) require any action, consent or approval of, registration or filing with or any other action by any Governmental Authority that has not been obtained, (ii) violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party, (iii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party (other than the Liens created under the Loan Documents).

(c) After giving effect to the limited waiver contained in Section 2, the representations and warranties set forth in Article III of the Credit Agreement, and in each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Article III to “this Agreement” included reference to this Amendment.

(d) After giving effect to the limited waiver contained in Section 2, there exists no Default or Event of Default.

Section 7. Conditions Precedent. The limited waivers set forth in Section 2 and the amendments set forth in Section 3 shall become effective upon satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Second Amendment Effective Date”):

(a) The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the other Loan Parties and the Administrative Agent, on behalf of itself and as attorney-in-fact for the Directing Lenders.

(b) (i) The Required Lenders shall have received, and the Borrower’s counsel shall have agreed with the transfer agent of the Borrower (the “Transfer Agent”), the form of opinion of the Borrower’s counsel (in customary form and including customary qualifications and assumptions, including that the Warrant Holder is not an affiliate of Borrower for purposes of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”)), addressed to the Transfer Agent that states that, upon the cashless exercise of the Warrants in accordance with their terms and the subsequent sale of the underlying Equity Interests (the “Sold Equity Interests”) in accordance with and subject to Rule 144, the Transfer Agent is authorized to deliver to such purchaser (or its broker), the Sold Equity Interests on an unrestricted basis, free and clear of all restrictive and other legends, and (ii) the Required Lenders shall have received copies of the forms of any customary representation letters that may be required by the Transfer Agent in connection with the delivery of such Equity Interests.

(c) The Borrower shall have made the First ECF Repayment to the Administrative Agent, for the benefit of the Lenders, in accordance with Section 2.11(a)(i) of the Credit Agreement.

(d) After giving effect to the limited waiver contained in Section 2, the representations and warranties set forth in this Amendment shall be true and correct in all material respects on the Second Amendment Effective Date.

(e) After giving effect to the limited waiver contained in Section 2, no Default or Event of Default shall have occurred and be continuing as of the Second Amendment Effective Date.

(f) The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses required under any Loan Document

(including the fees, charges and disbursements of Orrick, Herrington & Sutcliffe LLP and McDermott, Will & Emery LLP).

Section 8. Release; Covenant Not to Sue.

(a) Each Loan Party absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent, the Lenders and each of their respective successors and assigns, and each of their respective present and former shareholders, affiliates, subsidiaries, directors, officers, attorneys, employees, agents and other representatives (collectively, the “Releasees”), from all claims, demands or causes of action of any kind, whether arising in law or equity or under contract or tort or under any state or federal law or otherwise, which any Loan Party or any of its successors, assigns or other legal representatives has had, now has or has made claim to have against any Releasee by reason of any act, omission, or cause (collectively, “Claims”), whether such Claims are matured or unmatured or known or unknown. Each Loan Party, on behalf of itself and its successors, assigns, heirs, and other legal representatives, hereby absolutely, unconditionally and irrevocably covenants in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged pursuant to this Section. If any Loan Party or any of its successors, assigns, heirs or other legal representatives violates the foregoing covenant, each Loan Party agrees to pay, on a joint and several basis, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs reasonably incurred by any Releasee as a result of such violation.

(b) Each Loan Party acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted or attempted in breach of the provisions of such release.

Section 9. Miscellaneous.

(a) Each Loan Party, jointly and severally, agrees to reimburse the Administrative Agent, the Lenders and their respective Affiliates, on the Second Amendment Effective Date, for all reasonable out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent, the Lenders or such Affiliates in connection with the preparation, negotiation, execution, administration and delivery of this Amendment and the documents delivered in connection herewith.

(b) By its execution of the Lender Direction Letter, each Directing Lender, collectively constituting the Required Lenders, (x) authorized and directed the Administrative Agent to execute this Amendment on behalf of each Directing Lender pursuant to, and in reliance on, the limited power of attorney set forth therein and (y) acknowledged and agreed that (i) the authorization and direction in the Lender Direction Letter constitutes an authorization and direction from the Required Lenders under the provisions of Section 9.08 of the Credit Agreement and (ii) Article VIII of the Credit Agreement applies to any and all actions taken by the Administrative Agent in accordance with such direction. The Borrower and, by its execution of the Lender Direction Letter, each Directing Lender agrees that the execution of this Amendment by the Administrative Agent on behalf of each Directing Lender pursuant to, and in reliance on, the limited power of attorney set forth in the Lender Direction Letter constitutes an execution of this Amendment by such Directing Lender. The Borrower hereby acknowledges, agrees and confirms that the exculpatory, indemnification and reimbursement provisions set forth in the Credit Agreement (including, without limitation, those set forth in Article VIII and Section 9.05(b) of the Credit Agreement) apply to the Administrative Agent, and the performance of its duties and obligations (and any and all actions taken (or not taken) by it) under, in connection with or arising in any way from the matters contemplated in this Amendment (including, without limitation, any and all actions taken by the Administrative Agent (x) in connection with its execution and delivery of this Amendment and (y) in reliance on the limited power of attorney granted to it by each Directing Lender).

(c) References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and references to the Credit Agreement in other Loan Documents shall in each case be deemed to be references to the Credit Agreement as amended hereby.

(d) This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents, and except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unchanged and shall remain in full force and effect and are hereby ratified and confirmed.

(e) Except for the limited waiver contained in Section 2, the execution, delivery and performance of this Amendment shall not constitute a forbearance, waiver, consent or amendment of any other provision of, or operate as a forbearance or waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, all of which are ratified and reaffirmed in all respects and shall continue in full force and effect. This Amendment does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Loan Documents.

(f) This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

(g) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be effective as delivery of a manually executed counterpart of this Amendment. Each party hereto agrees and acknowledges that (i) the transaction consisting of this Amendment may be conducted by electronic means, (ii) it is such party’s intent that, if such party signs this Amendment using an electronic signature, it is signing, adopting and accepting this Amendment and that signing this Amendment using an electronic signature is the legal equivalent of having placed its handwritten signature on this Amendment on paper and (iii) it is being provided with an electronic or paper copy of this Amendment in a usable format.

(h) This Amendment, the Credit Agreement and the other Loan Documents represent the final agreement between the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Credit Agreement to be duly executed and delivered as of the day and year first above written.

FTC SOLAR, INC., as Borrower

By	/s/ Cathy Behnen
Name: Cathy Behnen
Title: Chief Financial Officer

Signature Page to Second Amendment

ACQUIOM AGENCY SERVICES LLC, as Administrative Agent

By:	/s/ Veronica Colón
Name: Veronica Colón
Title: Senior Director

ACQUIOM AGENCY SERVICES LLC, as attorney-in-fact for each Directing Lender

By:	/s/ Veronica Colón
Name: Veronica Colón
Title: Senior Director

Signature Page to Second Amendment